As filed with the Securities and Exchange Commission on October 30, 2003

                                               File No. 811-7038

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

     Amendment No.   14                                       (X)
                     --


                            THE MONEY MARKET PORTFOLIOS
                            ---------------------------
                 (Exact Name of Registrant as Specified in Charter)

                  ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906 (Address of
                 Principal Executive Offices (Zip Code)

                                   (650) 312-2000 (Registrant's Telephone
                Number, Including Area Code)

         MURRAY L. SIMPSON, ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906
         -----------------------------------------------------------------
                 (Name and Address of Agent for Service of Process)








                       Please Send Copy of Communications to:

                                Bruce G. Leto, Esq.
                          Stradley, Ronon, Stevens & Young
                              2600 One Commerce Square
                          Philadelphia, Pennsylvania 19102














                           THE MONEY MARKET PORTFOLIOS
                           THE MONEY MARKET PORTFOLIO
              THE U.S. GOVERNMENT SECURITIES MONEY MARKET PORTFOLIO

FORM N-1A, PART A:

Responses to Items 1 through 3 have been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS


THE MONEY MARKET PORTFOLIO

GOAL AND STRATEGIES

GOAL The Fund's investment goal is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. The Fund also tries to maintain a stable $1 share price.

MAIN INVESTMENT STRATEGIES

Under normal market conditions, the Fund invests mainly in high-quality, short-term U.S. dollar denominated money market securities of domestic and foreign issuers, including:

BANK OBLIGATIONS and instruments secured by bank obligations, which include fixed, floating or variable rate certificates of deposit, letters of credit, time deposits, bank notes and bankers' acceptances. From time to time, the Fund may concentrate its investments in bank obligations (such as certificates of deposits) issued by domestic banks. Investments in obligations of U.S. branches of foreign banks are considered domestic bank obligations if such branches have a federal or state charter to do business in the U.S. and are subject to U.S. regulatory authorities.


o CERTIFICATES OF DEPOSIT, which are bank obligations that are issued against money deposited in a banking institution for a specified period of time at a specified interest rate.


COMMERCIAL PAPER, which is a short-term obligation of a bank, corporation or other borrower with a maturity of up to 270 days. Commercial paper may also be asset-backed (that is, backed by a pool of assets representing the obligations of a number of different parties). At any time, the Fund may have a significant portion of its investments in asset-backed commercial paper.

REPURCHASE AGREEMENTS, which are agreements to buy a security and then to sell the security back after a short period of time (generally, less than seven days) at a higher price.

U.S. GOVERNMENT SECURITIES, which include marketable fixed, floating and variable rate securities issued or guaranteed by the U.S. government or its agencies, or by various instrumentalities that have been established or sponsored by the U.S. government.

PORTFOLIO MATURITY AND QUALITY The Fund maintains a dollar-weighted average portfolio maturity of 90 days or less and only buys securities:

o  with remaining maturities of 397 days or less, and
o that the manager determines present minimal credit risks and are rated in the top two short-term ratings by U.S. nationally recognized rating services (or comparable unrated securities).

MAIN RISKS

INCOME Since the Fund can only distribute what it earns, the Fund's distributions to shareholders may decline when interest rates fall. Because the Fund limits its investments to high-quality, short-term securities, its portfolio generally will earn lower yields than a portfolio with lower-quality, longer-term securities subject to more risk.

INTEREST RATE When interest rates rise, security prices fall. The opposite is also true: security prices rise when interest rates fall. In general, securities with longer maturities are more sensitive to these price changes.

CREDIT An issuer of securities may be unable to make interest payments and repay principal. Changes in an issuer's financial strength or in a security's credit rating may affect a security's value.

More detailed information about the Fund, its policies and risks can be found in Part B.

Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Although the Fund tries to maintain a $1 share price, it is possible to lose money by investing in the Fund.

THE FRANKLIN U.S. GOVERNMENT SECURITIES MONEY MARKET PORTFOLIO

GOAL AND STRATEGIES

GOAL The Fund's investment goal is to obtain as high a level of current income as is consistent with capital preservation and liquidity. The Fund also tries to maintain a stable $1 share price.

MAIN INVESTMENT STRATEGIES

Under normal market conditions, the Fund invests only in marketable obligations that are issued or guaranteed by the U.S. government or that carry a guarantee that is supported by the full faith and credit of the U.S. government, repurchase agreements collateralized by these securities, and stripped securities (which are separate income and principal components of a debt security). It is the Fund's present policy to limit its investments to U.S. Treasury bills, notes and bonds (including stripped securities), and repurchase agreements collateralized only by these securities. A repurchase agreement is an agreement to buy a security and then to sell the security back after a short period of time (generally, less than seven days) at a higher price.

PORTFOLIO MATURITY AND QUALITY The Fund maintains a dollar-weighted average portfolio maturity of 90 days or less and only buys securities:

o  with remaining maturities of 397 days or less, and
o that the manager determines present minimal credit risks and are rated in the top two short-term ratings by U.S. nationally recognized rating services (or comparable unrated securities).

MAIN RISKS

INCOME Since the Fund can only distribute what it earns, the Fund's distributions to shareholders may decline when interest rates fall. Because the Fund limits its investments to high-quality, short-term securities, its portfolio generally will earn lower yields than a portfolio with lower-quality, longer-term securities subject to more risk.

INTEREST RATE When interest rates rise, security prices fall. The opposite is also true: security prices rise when interest rates fall. In general, securities with longer maturities are more sensitive to these price changes.

More detailed information about the Fund, its policies and risks can be found in Part B.

Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Although the Fund tries to maintain a $1 share price, it is possible to lose money by investing in the Fund.

ITEM 5. MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

The response to Item 5 has been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 6. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

(A) MANAGEMENT

     (1) INVESTMENT ADVISER

Franklin Advisers, Inc. (Advisers), One Franklin Parkway, San Mateo, CA 94403-1906, is each Fund's investment manager. Together, Advisers and its affiliates manage over $301 billion in assets.


Each Fund pays Advisers a fee for managing the Fund's assets. For the fiscal year ended June 30, 2003, management fees, before any advance waiver, were 0.15% of each Fund's average daily net assets. Under an agreement by the manager to limit its fees, the manager waived less than 0.01% of its fees. The manager may end this arrangement at any time upon notice to the Fund's Board of Trustees.


ITEM 7.  SHAREHOLDER INFORMATION

(A) PRICING OF FUND SHARES

Each Fund calculates its NAV at 3:00 P.M. Pacific time, each day the New York Stock Exchange (NYSE) is open and, alternatively, if the NYSE is closed (other than for a national holiday or weekend), on each day that the U.S. government securities markets are open and the manager determines that there is sufficient liquidity in those markets, by dividing its net assets by the number of shares outstanding. The Fund's assets are generally valued at their amortized cost.

Requests to buy and sell shares are processed at the NAV next calculated after the Fund receives a request in proper form.

(B) PURCHASE OF FUND SHARES

The Funds' shares have not been registered under the Securities Act of 1933 (1933 Act), which means they may not be sold publicly. The Funds' shares may, however, be sold through private placements pursuant to available exemptions from the 1933 Act.

Shares of each Fund are sold only to other investment companies. Funds should be wired to the Fund's bank account at Bank of America, for credit to the Fund's account. All investments in the Fund are credited to the shareholder's account in the form of full and fractional shares of the Fund (rounded to the nearest 1/1000 of a share). The Funds do not issue share certificates.

Shares of each Fund generally may be purchased on any day the Fund is open for business. Wire purchase orders in federal funds are not accepted on days when the Federal Reserve Bank system and the Fund's custodian are closed.

(C) REDEMPTION OF FUND SHARES

As stated above, the Funds' shares are restricted securities, which may not be sold unless registered or pursuant to an available exemption from the 1933 Act.

Redemptions are processed on any day the Funds are open for business and are effected at the NAV next calculated after the Fund receives a redemption request in proper form.

Redemption payments will be made within seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the custodian bank are closed. In unusual circumstances, the Funds may temporarily suspend redemptions or postpone the payment of proceeds as allowed by federal securities law.

ADDITIONAL POLICIES Please note that the Funds maintain additional policies and reserve certain rights, including:


o In unusual circumstances, a Fund may temporarily suspend redemptions, or postpone the payment of proceeds, as allowed by federal securities laws.

o For redemptions over a certain amount, each Fund reserves the right, in the case of an emergency, to make payments in securities or other assets of the Fund, if the payment of cash proceeds by check, wire or electronic funds transfer would be harmful to existing shareholders.


(D) AND (E) DISTRIBUTIONS AND TAXES

INCOME DISTRIBUTIONS Each Fund typically declares and pays income dividends each day that its net asset value is calculated. A Fund does not pay "interest". The amount of any dividends will vary and there is no guarantee a Fund will pay dividends.

TAX CONSIDERATIONS In general, Fund distributions are taxable to the shareholders as ordinary income. All distributions will also generally be subject to state and local taxes. Neither Fund anticipates realizing any long-term capital gains.

The sale of Fund shares is generally taxable. Because each Fund expects to maintain a stable $1 share price, the shareholders should not realize any gain or loss on their sale of shares in either Fund.

ITEM 8. DISTRIBUTION ARRANGEMENTS

         Not Applicable

ITEM 9. FINANCIAL HIGHLIGHTS INFORMATION

The response to Item 9 has been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.






















                           THE MONEY MARKET PORTFOLIOS
                           THE MONEY MARKET PORTFOLIO
              THE U.S. GOVERNMENT SECURITIES MONEY MARKET PORTFOLIO

FORM N-1A, PART B:

ITEM 10. COVER PAGE  AND TABLE OF CONTENTS

        Not Applicable

ITEM 11. FUND HISTORY


The Money Market Portfolios (Trust) is an open-end management investment company, commonly called a mutual fund. The Trust was organized as a Delaware statutory trust (a form of entity formerly known as a business trust) on June 16, 1992, and is registered with the SEC. Currently, the Trust has two series, the shares of beneficial interest of which are available only to other investment companies. The series are The Money Market Portfolio (Money Fund) and The U.S. Government Securities Money Market Portfolio (U.S. Securities Fund) (the Money Fund and U.S. Securities Fund are individually referred to as a Fund and collectively as the Funds.)


ITEM 12. DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS

GOALS, STRATEGIES AND RISKS

Generally, the policies and restrictions discussed in this Part B and in Part A apply when a Fund makes an investment. In most cases, the Fund is not required to sell a security because circumstances change and the security no longer meets one or more of the Fund's policies or restrictions. If a percentage restriction or limitation is met at the time of investment, a later increase or decrease in the percentage due to a change in the value or liquidity of portfolio securities will not be considered a violation of the restriction or limitation.

If a bankruptcy or other extraordinary event occurs concerning a particular security a Fund owns, the Fund may receive stock, real estate, or other investments that the Fund would not, or could not, buy. If this happens, the Fund intends to sell such investments as soon as practicable while trying to maximize the return to shareholders.

Each Fund has adopted certain investment restrictions as fundamental and non-fundamental policies. A fundamental policy may only be changed if the change is approved by (i) more than 50% of the Fund's outstanding shares or (ii) 67% or more of the Fund's shares present at a shareholder meeting if more than 50% of the Fund's outstanding shares are represented at the meeting in person or by proxy, whichever is less. A non-fundamental policy may be changed by the board of trustees without the approval of shareholders.

FUNDAMENTAL INVESTMENT POLICIES

Each Fund's investment goal is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. Each Fund also tries to maintain a stable $1 share price.

Each Fund may not:

     1. Borrow money or mortgage or pledge any of its assets, except that borrowings (and a pledge of assets therefor) for temporary or emergency purposes may be made from banks in any amount up to 5% of the Money Fund's total asset value and up to 10% of the U.S. Securities Fund's total asset value.

     2. Make loans, except (a) through the purchase of debt securities in accordance with the investment goals and policies of the Fund, (b) to the extent the entry into a repurchase agreement is deemed to be a loan, or (c) by the loan of its portfolio securities in accordance with the policies described below.

     3. Invest in any issuer for purposes of exercising control or management.

     4.Buy any securities "on margin" or sell any securities "short," except that it may use such short-term credits as are necessary for the clearance of transactions.

     5. Purchase securities, in private placements or in other transactions, for which there are legal or contractual restrictions on resale and are not readily marketable, or enter into a repurchase agreement with more than seven days to maturity if, as a result, more than 10% of the total assets of the Fund would be invested in such securities or repurchase agreements.

     6. Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition, or reorganization.

     7. Invest more than 25% of its assets in securities of any industry, although for purposes of this limitation, U.S. government obligations are not considered to be part of any industry. This prohibition does not apply where the policies of the Fund as described in Part A specify otherwise.

     8. Act as underwriter of securities issued by other persons except insofar as the Trust may technically be deemed an underwriter under the federal securities laws in connection with the disposition of portfolio securities.

     9. Purchase securities from or sell to the Trust's officers and trustees, or any firm of which any officer or trustee is a member, as principal, or retain securities of any issuer if, to the knowledge of the Trust, one or more of the Trust's officers, trustees, or Advisers own beneficially more than 1/2 of 1% of the securities of such issuer and all such officers and trustees together own beneficially more than 5% of such securities.

     10. Acquire, lease or hold real estate, provided that this limitation shall not prohibit the purchase of municipal and other debt securities secured by real estate or interests therein.

     11. Invest in commodities and commodity contracts, puts, calls, straddles, spreads, or any combination thereof, or interests in oil, gas, or other mineral exploration or development programs, except that it may purchase, hold, and dispose of "obligations with puts attached" or write covered call options in accordance with its stated investment policies.

As money market funds, the Funds must follow certain procedures required by federal securities laws that may be more restrictive than some of the Funds' other policies or investment restrictions. With respect to diversification, these procedures require that each Fund not invest more than 5% of its total assets in securities of a single issuer, other than U.S. government securities, although it may invest up to 25% of its total assets in securities of a single issuer that are rated in the highest rating category for a period of up to three business days after purchase. Each Fund also must not invest more than (a) the greater of 1% of its total assets or $1 million in securities issued by a single issuer that are rated in the second highest rating category; and (b) 5% of its total assets in securities rated in the second highest rating category. These procedures are fundamental policies of each Fund.

The Funds have the following additional fundamental policies:

     1. Each Fund: (a) may not buy a security if, with respect to 75% of its total assets, more than 5% would be invested in the securities of any one issuer, and (b) may not invest in a security if the Fund would own more than 10% of the outstanding voting securities of any one issuer. These limitations do not apply to obligations issued or guaranteed by the U.S. government or its instrumentalities. In accordance with procedures adopted pursuant to Rule 2a-7 under the Investment Company Act of 1940 (1940 Act), the Money Fund will not invest more than 5% of the Money Fund's total assets in Eligible Securities of a single issuer, other than U.S. government securities.


     2. The U.S. Securities Fund may invest only in obligations, including U.S. Treasury bills, notes, bonds and securities of the Government National Mortgage Association (popularly called "Ginnie Maes") and the Federal Housing Administration, which are issued or guaranteed by the U.S. government or that carry a guarantee supported by the full faith and credit of the U.S. government, repurchase agreements collateralized only by such securities, and stripped securities.


NON-FUNDAMENTAL INVESTMENT POLICIES

     1. Each Fund may not invest in real estate limited partnerships (investments in marketable securities issued by real estate investment trusts are not subject to this restriction) or in interests (other than publicly traded equity securities) in oil, gas, or other mineral leases, exploration or development program.

     2. The U.S. Securities Fund only intends to buy stripped securities that are issued or guaranteed by the U.S. Treasury.

     3. The Money Fund only intends to buy stripped securities that are issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. government.

     4. The Money Fund will invest in obligations or instruments issued by banks and savings institutions with assets of at least $1 billion.

     5. The Money Fund may not invest more than 10% of its assets in time deposits with more than seven days to maturity.

     6. The Money Fund may invest in an obligation issued by a branch of a bank only if the parent bank has assets of at least $5 billion, and may invest only up to 25% of its assets in obligations of foreign branches of U.S. or foreign banks. The Money Fund may invest more than 25% of its assets in certain domestic bank obligations, including U.S. branches of foreign banks.

     7. The Money Fund may not make any new investments while any outstanding loans exceed 5% of its total assets.

     8. The Money Fund may invest up to 10% of its assets in taxable municipal securities.

     9. The Money Fund may not invest more than 10% of its net assets in illiquid securities. Notwithstanding this limitation, the Money Fund may invest in securities that cannot be offered to the public for sale without first being registered under the Securities Act of 1933, as amended (1933 Act) (restricted securities), where such investment is consistent with the Money Fund's investment goal and the manager determines that there is a liquid institutional or other market for such securities. For example, restricted securities that may be freely transferred among qualified institutional buyers pursuant to Rule 144A under the 1933 Act and for which a liquid institutional market has developed will be considered liquid even though such securities have not been registered pursuant to the 1933 Act.

     10. The Money Fund may not invest more than 5% of its total assets in securities of companies, including predecessors, that have been in continuous operation for less than three years.

     11. The U.S. Securities Fund may invest only in U.S. Treasury bills, notes, and bonds (including stripped securities) and repurchase agreements collateralized only by such securities. This policy may only be changed upon 30 days' written notice to shareholders and to the National Association of Insurance Commissioners.

INVESTMENTS, TECHNIQUES, STRATEGIES AND THEIR RISKS


The following is a description of the various types of securities the Fund may buy.


ASSET-BACKED SECURITIES in which the Money Fund may invest are typically commercial paper backed by the loans or accounts receivable of an entity, such as a bank or credit card company. The issuer intends to repay using the assets backing the securities (once collected). Therefore, repayment depends largely on the cash-flows generated by the assets backing the securities. Sometimes the credit support for these securities is limited to the underlying assets. In other cases it may be provided by a third party through a letter of credit or insurance guarantee.

Repayment of these securities is intended to be obtained from an identified pool of diversified assets, typically receivables related to a particular industry, such as asset-backed securities related to credit card receivables, automobile receivables, trade receivables or diversified financial assets. The credit quality of most asset-backed commercial paper depends primarily on the credit quality for the assets underlying the securities, how well the entity issuing the securities is insulated from the credit risk of the originator (or any other affiliated entities) and the amount and quality of any credit support provided to the securities.

Asset-backed commercial paper is often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on these underlying assets to make payment, the securities may contain elements of credit support. The credit support falls into two categories: liquidity protection and protection against ultimate default on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that scheduled payments on the underlying pool are made in a timely fashion. Protection against ultimate default ensures payment on at least a portion of the assets in the pool. This protection may be provided through guarantees, insurance policies or letters of credit obtained from third parties, through various means of structuring the transaction or through a combination of these approaches. The degree of credit support provided on each issue is based generally on historical information respecting the level of credit risk associated with the payments. Delinquency or loss that exceeds the anticipated amount could adversely impact the return on an investment in an asset-backed security.

BANK OBLIGATIONS The Money Fund may invest in obligations of U.S. banks, foreign branches of U.S. or foreign banks, and U.S. branches of foreign banks. These obligations may include deposits that are fully insured by the U.S. government, its agencies or instrumentalities, such as time deposits in banking and savings institutions up to the current limit of the insurance on principal provided by the Federal Deposit Insurance Corporation. Time deposits are non-negotiable deposits that are held in a banking institution for a specified time at a stated interest rate. Deposits are frequently combined in larger units by an intermediate bank or other institution.

COMMERCIAL PAPER The Money Fund may invest in commercial paper of domestic or foreign issuers.

CORPORATE OBLIGATIONS in which the Money Fund may invest include fixed, floating and variable rate bonds, debentures or notes.

CREDIT An issuer of securities may be unable to make interest payments and repay principal. Changes in an issuer's financial strength or in a security's credit rating may affect a security's value. Some of the Money Fund's portfolio securities may be supported by credit enhancements, which may be provided by either U.S. or foreign banks and insurance companies. These securities have the credit risk of the entity providing the credit support. Credit support provided by a foreign bank or insurance company may be less certain because of the possibility of adverse foreign economic, political or legal developments that may affect the ability of that entity to meet its obligations.

FOREIGN SECURITIES The value of foreign (and U.S.) securities that the Money Fund may hold is affected by general economic conditions and individual company and industry earnings prospects. While foreign securities may offer significant opportunities for gain, they also involve additional risks that can increase the potential for losses in the Money Fund.

The political, economic and social structures of some countries the Money Fund invests in may be less stable and more volatile than those in the U.S. The risks of investing in these countries include the possibility of the imposition of exchange controls, expropriation, restrictions on removal of currency or other assets, nationalization of assets and punitive taxes.

There may be less publicly available information about a foreign company or government than about a U.S. company or public entity. Certain countries' financial markets and services are less developed than those in the U.S. or other major economies. As a result, they may not have uniform accounting, auditing and financial reporting standards and may have less government supervision of financial markets. Foreign securities markets may have substantially lower trading volumes than U.S. markets, resulting in less liquidity and more volatility than experienced in the U.S. Transaction costs on foreign securities markets are generally higher than in the U.S. The settlement practices may be cumbersome and result in delays that may affect portfolio liquidity. The Money Fund may have greater difficulty exercising rights, pursuing legal remedies, and obtaining judgments with respect to foreign investments in foreign courts than with respect to domestic issuers in U.S. courts.

ILLIQUID INVESTMENTS Illiquid securities are generally securities that cannot be sold within seven days in the normal course of business at approximately the amount at which the Money Fund has valued them. The Money Fund's board of trustees will review the determination by the manager to treat a restricted security as a liquid security on an ongoing basis, including, among others, the following factors: (i) the frequency of trades and quotes for the security; (ii) the number of dealers willing to buy or sell the security and the number of other potential buyers; (iii) dealer undertakings to make a market in the security; and (iv) the nature of the security and the nature of the market place in which it trades (e.g., the time needed to dispose of the security, the method of soliciting offers, and the mechanics of transfer). To the extent the Money Fund invests in restricted securities that are deemed liquid, the general level of illiquidity in the Money Fund may be increased if qualified institutional buyers become uninterested in buying these securities or the market for these securities contracts. The Money Fund's board of trustees will consider appropriate actions, consistent with the Money Fund's goals and policies, if a security becomes illiquid after purchase.



LOANS OF PORTFOLIO SECURITIES To generate additional income, each Fund may lend certain of its portfolio securities to qualified banks and broker-dealers. These loans may not exceed 25% of the value of the Money Fund's total assets and 10% of the value of the U.S. Securities Fund's total assets, measured at the time of the most recent loan. For each loan, the borrower must maintain with the Money Fund's custodian collateral (consisting of cash) and with the U.S. Securities Fund's custodian collateral (consisting of any combination of cash, securities issued by the U.S. government and its agencies and instrumentalities, or irrevocable letters of credit) with a value at least equal to 100% of the current market value of the loaned securities. Each Fund retains all or a portion of the interest received on investment of the cash collateral or receives a fee from the borrower. Each Fund also continues to receive any distributions paid on the loaned securities. Each Fund may terminate a loan at any time and obtain the return of the securities loaned within the normal settlement period for the security involved.

Where voting rights with respect to the loaned securities pass with the lending of the securities, the manager intends to call the loaned securities to vote proxies, or to use other practicable and legally enforceable means to obtain voting rights, when the manager has knowledge that, in its opinion, a material event affecting the loaned securities will occur or the manager otherwise believes it necessary to vote. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in collateral in the event of default or insolvency of the borrower. Each Fund will loan its securities only to parties who meet creditworthiness standards approved by a Fund's board of trustees, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the loan.

MUNICIPAL SECURITIES The Money Fund may invest in municipal securities, which are issued by or on behalf of states, territories or possessions of the U.S., the District of Columbia, or their political subdivisions, agencies or instrumentalities. They are generally issued to raise money for various public purposes, such as constructing public facilities and making loans to public institutions. Certain types of municipal securities are issued to provide funding for privately operated facilities and are generally taxable.

The value of municipal securities may be affected by uncertainties in the municipal market related to legislation or litigation involving the taxation of municipal securities or the rights of municipal security holders.

REPURCHASE AGREEMENTS Each Fund may enter into repurchase agreements. Under a repurchase agreement, each Fund agrees to buy securities guaranteed as to payment of principal and interest by the U.S. government or its agencies from a qualified bank or broker-dealer and then to sell the securities back to the bank or broker-dealer after a short period of time (generally, less than seven days) at a higher price. The bank or broker-dealer must transfer to the Fund's custodian securities with an initial market value of at least 102% of the dollar amount invested by a Fund in each repurchase agreement. The manager will monitor the value of such securities daily to determine that the value equals or exceeds the repurchase price.

Repurchase agreements may involve risks in the event of default or insolvency of the bank or broker-dealer, including possible delays or restrictions upon a Fund's ability to sell the underlying securities. Each Fund will enter into repurchase agreements only with parties who meet certain creditworthiness standards, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase transaction.

STRIPPED SECURITIES are the separate income and principal components of debt securities. Once the securities have been stripped they are referred to as zero coupon securities. Their risks are similar to those of other money market securities although they may be more volatile. Stripped securities do not make periodic payments of interest prior to maturity and the stripping of the interest coupons causes them to be offered at a discount from their face amount. This results in the securities being subject to greater fluctuations in response to changing interest rates than interest-paying securities of similar maturities.

U.S. GOVERNMENT SECURITIES Some U.S. government securities, including U.S. Treasury bills, notes and bonds and securities of the Government National Mortgage Association, are issued or guaranteed by the U.S. government or carry a guarantee that is supported by the full faith and credit of the U.S. government. Other U.S. government securities are issued or guaranteed by federal agencies or government-sponsored enterprises and are not considered direct obligations of the U.S. government. Instead, they involve sponsorship or guarantees by government agencies or enterprises. For example, some securities are supported by the right of the issuer to borrow from the U.S. Treasury, such as obligations of the Federal Home Loan Bank. Others, such as obligations of the Federal Farm Credit Banks Funding Corporation, are supported only by the credit of the instrumentality.

VARIABLE MASTER DEMAND NOTES are a type of commercial paper in which the Money Fund may invest. They are direct arrangements between a lender and a borrower that allow daily changes to the amount borrowed and to the interest rate. The Money Fund, as lender, may increase or decrease the amount provided by the note agreement, and the borrower may repay up to the full amount of the note without penalty. Typically, the borrower may also set the interest rate daily, usually at a rate that is the same or similar to the interest rate on other commercial paper issued by the borrower. The Money Fund does not have any limit on the amount of its assets that may be invested in variable master demand notes and may invest only in variable master demand notes of U.S. issuers.

Because variable master demand notes are direct lending arrangements between the lender and the borrower, they generally are not traded and do not have a secondary market. They are, however, redeemable at face value plus accrued interest at any time, although the Money Fund's ability to redeem a note is dependent on the ability of the borrower to pay the principal and interest on demand. When determining whether to invest in a variable master demand note, the manager considers, among other things, the earnings power, cash flow and other liquidity ratios of the issuer.

WHEN-ISSUED OR DELAYED-DELIVERY TRANSACTIONS are those where payment and delivery for the security take place at a future date. Since the market price of the security may fluctuate during the time before payment and delivery, a Fund assumes the risk that the value of the security at delivery may be more or less than the purchase price. When a Fund is the buyer in the transaction, it will maintain cash or liquid securities, with an aggregate value equal to the amount of its purchase commitments, in a segregated account with its custodian bank until payment is made. A Fund will not engage in when-issued and delayed-delivery transactions for investment leverage purposes.

13. MANAGEMENT OF THE FUND

     (A) BOARD OF TRUSTEES

The Trust has a board of trustees. Each trustee will serve until that person's successor is elected and qualified. The board is responsible for the overall management of the Trust, including general supervision and review of each Fund's investment activities. The board, in turn, elects the officers of the Trust who are responsible for administering the Trust's day-to-day operations.

     (B) MANAGEMENT INFORMATION

The name, age and address of the officers and board members, as well as their affiliations, positions held with the Trust, and principal occupations during the past five years are shown below.

INDEPENDENT BOARD MEMBERS
------------------------------


                                                        NUMBER OF PORTFOLIOS
                                                        IN FUND COMPLEX
                                           LENGTH OF      OVERSEEN BY
NAME, AGE AND ADDRESS            POSITION  TIME SERVED    BOARD MEMBER*      OTHER DIRECTORSHIPS HELD
----------------------------------------------------------------------------------------------------------------
Frank H. Abbott, III (82)        Trustee    Since 1992      115             None
One Franklin Parkway
San Mateo, CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
President and Director, Abbott Corporation (an investment company); and
FORMERLY, Director, MotherLode Gold Mines Consolidated (gold mining) (until
1996) and Vacu-Dry Co. (food processing) (until 1996).
----------------------------------------------------------------------------------------------------------------
Harris J. Ashton (71)           Trustee     Since 1992      142             Director, Bar-S Foods (meat
One Franklin Parkway                                                        packing company).
San Mateo, CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Director of various companies; and FORMERLY, Director, RBC Holdings, Inc. (bank holding company) (until 2002); and President, Chief Executive Officer and
Chairman of the Board, General Host Corporation (nursery and craft centers)
(until 1998).
----------------------------------------------------------------------------------------------------------------
Robert F. Carlson (75)          Trustee     Since 1998      52              None
One Franklin Parkway
San Mateo, CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:

Vice President and Past President, Board of Administration, California Public
Employees Retirement Systems (Calpers); and FORMERLY, Member and Chairman of the
Board, Sutter Community Hospitals; Member, Corporate Board, Blue Shield of
California; and Chief Counsel, California Department of Transportation.
----------------------------------------------------------------------------------------------------------------
S. Joseph Fortunato (71)        Trustee     Since 1992      143             None
One Franklin Parkway
San Mateo, CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Attorney; and FORMERLY, member of the law firm of Pitney, Hardin, Kipp & Szuch.

----------------------------------------------------------------------------------------------------------------
Frank W.T. LaHaye (74)          Trustee     Since 1992      115            Director, The California
One Franklin Parkway                                                       Center for Land Recycling
San Mateo, CA 94403-1906                                                   (redevelopment).

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
General Partner, Las Olas L.P. (Asset Management); and FORMERLY, Chairman,
Peregrine Venture Management Company (venture capital).
----------------------------------------------------------------------------------------------------------------
Gordon S. Macklin (75)          Trustee     Since 1992      142            Director, White Mountains Insurance
One Franklin Parkway                                                       Group, Ltd. (holding company);
San Mateo, CA 94403-1906                                                   Martek Biosciences Corporation;
                                                                           MedImmune, Inc. (biotechnology);
                                                                           Overstock.com (Internet services);
                                                                           and Spacehab, Inc. (aerospace
                                                                           services); and FORMERLY, Director,
                                                                           MCI Communication Corporation
                                                                           (subsequently known as MCI WorldCom,
                                                                           Inc. and WorldCom, Inc.)
                                                                           (communications services) (1988-2002).
PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Deputy Chairman,  White Mountains  Insurance Group, Ltd. (holding company);  and
FORMERLY, Chairman, White River Corporation (financial services) (1993-1998) and
Hambrecht  &  Quist  Group  (investment  banking)  (1987-1992);  and  President,
National Association of Securities Dealers, Inc. (1970-1987).
----------------------------------------------------------------------------------------------------------------


INTERESTED BOARD MEMBERS AND OFFICERS
-----------------------------------------



                                                        NUMBER OF PORTFOLIOS
                                                        IN FUND COMPLEX
                                           LENGTH OF      OVERSEEN BY
NAME, AGE AND ADDRESS            POSITION  TIME SERVED    BOARD MEMBER*      OTHER DIRECTORSHIPS HELD
----------------------------------------------------------------------------------------------------------------
**Charles B. Johnson (70)       Trustee     Trustee         142              None
One Franklin Parkway            and         since
San Mateo, CA 94403-1906        Chairman    1992 and
                                of the      Chairman
                                Board       of the
                                            Board
                                            since 1993

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Chairman of the Board, Chief Executive Officer, Member - Office of the Chairman
and Director, Franklin Resources, Inc.; Vice President, Franklin Templeton
Distributors, Inc.; Director, Fiduciary Trust Company International; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 46 of the investment companies in Franklin Templeton Investments.
----------------------------------------------------------------------------------------------------------------
**Rupert H. Johnson, Jr. (63)   Trustee,    Trustee         125              None
One Franklin Parkway            and         since 1992
San Mateo, CA 94403-1906        President   and
                                and Chief   President
                                Executive   and Chief
                                Officer -   Executive
                                Investment  Officer -
                                Management  Management
                                            since 2002

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources,
Inc.;  Vice  President  and Director,  Franklin  Templeton  Distributors,  Inc.;
Director,  Franklin Advisers,  Inc. and Franklin  Investment  Advisory Services,
Inc.; Senior Vice President, Franklin Advisory Services, LLC; and officer and/or director or trustee,  as the case may be, of some of the other  subsidiaries  of
Franklin  Resources,  Inc.  and of 49 of the  investment  companies  in Franklin
Templeton Investments.
----------------------------------------------------------------------------------------------------------------
Harmon E. Burns (58)            Vice        Since        Not                None
One Franklin Parkway            President   1992         Applicable
San Mateo, CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources,
Inc.;  Vice  President  and Director,  Franklin  Templeton  Distributors,  Inc.;
Executive Vice President, Franklin Advisers, Inc.; Director, Franklin Investment
Advisory Services, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin  Resources,  Inc. and of 49 of the investment companies in Franklin Templeton Investments.
----------------------------------------------------------------------------------------------------------------
Martin L. Flanagan (43)         Vice        Since        Not                None
One Franklin Parkway            President   1995         Applicable
San Mateo, CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
President, Franklin Resources, Inc.; Senior Vice President and Chief Financial
Officer, Franklin Mutual Advisers, LLC; Executive Vice President, Chief
Financial Officer and Director, Templeton Worldwide, Inc.; Executive Vice
President and Chief Operating Officer, Templeton Investment Counsel, LLC;
President and Director, Franklin Advisers, Inc.; Executive Vice President,
Franklin Investment Advisory Services, Inc. and Franklin Templeton Investor
Services, LLC; Chief Financial Officer, Franklin Advisory Services, LLC;
Chairman, Franklin Templeton Services, LLC; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin
Resources, Inc. and of 49 of the investment companies in Franklin Templeton
Investments.
----------------------------------------------------------------------------------------------------------------
Jimmy D. Gambill (56)           Senior      Since        Not                None
500 East Broward Blvd.          Vice        2002         Applicable
Suite 2100                      President
Fort Lauderdale, FL 33394-3091  and Chief
                                Executive
                                Officer -
                                Finance
                                and
                                Administration

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
President,  Franklin Templeton Services,  LLC; Senior Vice President,  Templeton
Worldwide,  Inc.;  and  officer of 51 of the  investment  companies  in Franklin
Templeton Investments.
----------------------------------------------------------------------------------------------------------------
David P. Goss (56)              Vice        Since        Not                None
One Franklin Parkway            President   2000         Applicable
San Mateo, CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Associate General Counsel, Franklin Resources, Inc.; officer and director of one of the subsidiaries of Franklin Resources, Inc.; officer of 51 of the investment companies in Franklin Templeton Investments; and FORMERLY, President, Chief
Executive Officer and Director, Property Resources Equity Trust (until 1999) and
Franklin Select Realty Trust (until 2000).
----------------------------------------------------------------------------------------------------------------
Barbara J. Green (56)           Vice        Since        Not                None
One Franklin Parkway            President   2000         Applicable
San Mateo, CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice President and Deputy General Counsel, Franklin Resources, Inc.; Secretary
and Senior Vice President, Templeton Worldwide, Inc.; Secretary, Franklin Mutual
Advisers, LLC; and officer of some of the other subsidiaries of Franklin
Resources, Inc. and of 51 of the investment companies in Franklin Templeton
Investments; and FORMERLY, Deputy Director, Division of Investment Management,
Executive Assistant and Senior Advisor to the Chairman, Counselor to the
Chairman, Special Counsel and Attorney Fellow, U.S. Securities and Exchange
Commission (1986-1995); Attorney, Rogers & Wells (until 1986); and Judicial
Clerk, U.S. District Court (District of Massachusetts) (until 1979).
----------------------------------------------------------------------------------------------------------------
Michael O. Magdol (66)          Vice        Since        Not                Director, FTI Banque, Arch Chemicals,
600 Fifth Avenue                President-  2002         Applicable         Inc. and Lingnan Foundation.
Rockefeller Center              AML
New York, NY 10048-0772         Compliance

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice Chairman, Chief Banking Officer and Director, Fiduciary Trust Company
International; and officer and/or director, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 47 of the investment companies in Franklin Templeton Investments.
----------------------------------------------------------------------------------------------------------------
Kimberley H. Monasterio (39)    Treasurer   Treasurer    Not                None
One Franklin Parkway            and Chief   since 2000   Applicable
San Mateo, CA 94403-1906        Financial   and Chief
                                Officer     Financial
                                            Officer
                                            since 2002
PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior Vice President, Franklin Templeton Services, LLC; and officer of 51 of the investment companies in Franklin Templeton Investments.
----------------------------------------------------------------------------------------------------------------
Murray L. Simpson (66)          Vice        Since        Not                None
One Franklin Parkway            President   2000         Applicable
San Mateo, CA 94403-1906        and
                                Secretary

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Executive Vice President and General Counsel, Franklin Resources,  Inc.; officer and/or  director,  as the case may be, of some of the  subsidiaries  of Franklin
Resources,  Inc. and of 51 of the  investment  companies  in Franklin  Templeton
Investments;  and  FORMERLY,  Chief  Executive  Officer and  Managing  Director,
Templeton  Franklin   Investment  Services  (Asia)  Limited  (until  2000);  and
Director, Templeton Asset Management Ltd. (until 1999).
----------------------------------------------------------------------------------------------------------------

*We base the number of portfolios on each separate series of the U.S. registered investment companies within the Franklin Templeton Investments fund complex. These portfolios have a common investment adviser or affiliated investment advisers.


**Charles B. Johnson and Rupert H. Johnson, Jr. are considered interested persons of the Trust under the federal securities laws due to their positions as officers and directors and major shareholders of Franklin Resources, Inc., which is the parent company of the Trust's adviser and distributor.

Note: Charles B. Johnson and Rupert H. Johnson, Jr. are brothers.

Currently, the Trust does not pay fees to noninterested board members. Board members who serve on the Audit Committee of the Trust and other funds in Franklin Templeton Investments receive a flat fee of $2,000 per committee meeting attended, a portion of which is allocated to the Trust. Members of a committee are not compensated for any committee meeting held on the day of a board meeting. Noninterested board members may also serve as directors or trustees of other funds in Franklin Templeton Investments and may receive fees from these funds for their services. The fees payable to noninterested board members by the Trust are subject to reductions resulting from fee caps limiting the amount of fees payable to board members who serve on other boards within Franklin Templeton Investments. The following table provides the total fees paid to noninterested board members by Franklin Templeton Investments.


                        TOTAL FEES RECEIVED FROM   NUMBER OF BOARDS IN FRANKLIN
                          FRANKLIN TEMPLETON         TEMPLETON INVESTMENTS ON
NAME                     INVESTMENTS/1/ ($)           WHICH EACH SERVES/2/
-------------------------------------------------------------------------------
Frank H. Abbott, III         164,214                          29
Harris J. Ashton             372,100                          46
Robert F. Carlson             95,070                          15
S. Joseph Fortunato          372,941                          47
Frank W.T. LaHaye            164,214                          29
Gordon S. Macklin            363,512                          46

1. For the calendar year ended December 31, 2002.

2. We base the number of boards on the number of U.S. registered investment companies in Franklin Templeton Investments. This number does not include the total number of series or funds within each investment company for which the board members are responsible.


Noninterested board members are reimbursed for expenses incurred in connection with attending board meetings, paid pro rata by each fund in Franklin Templeton Investments for which they serve as director or trustee. No officer or board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Fund or other funds in Franklin Templeton Investments. Certain officers or board members who are shareholders of Franklin Resources, Inc.(Resources) may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.

Board members historically have followed a policy of having substantial investments in one or more of the funds in Franklin Templeton Investments, as is consistent with their individual financial goals. In February 1998, this policy was formalized through adoption of a requirement that each such board member invest one-third of fees received for serving as a director or trustee of a Templeton fund in shares of one or more Templeton funds and one-third of fees received for serving as a director or trustee of a Franklin fund in shares of one or more Franklin funds until the value of such investments equals or exceeds five times the annual fees paid such board member. Investments in the name of family members or entities controlled by a board member constitute fund holdings of such board member for purposes of this policy, and a three-year phase-in period applies to such investment requirements for newly elected board members. In implementing such policy, a board member's fund holdings existing on February 27, 1998, are valued as of such date with subsequent investments valued at cost.


The following tables provide the dollar range of equity securities beneficially owned by the board members as of December 31, 2002.

INDEPENDENT BOARD MEMBERS
----------------------------
                                                       AGGREGATE DOLLAR RANGE
                                                        OF EQUITY SECURITIES
                                                            IN ALL FUNDS
                                                        OVERSEEN BY THE BOARD
                            DOLLAR RANGE OF EQUITY     MEMBER IN THE FRANKLIN
 NAME OF BOARD MEMBER       SECURITIES IN THE FUND     TEMPLETON FUND COMPLEX
-------------------------------------------------------------------------------
Frank H. Abbott, III             None                       Over $100,000
Harris J. Ashton                 None                       Over $100,000

Robert F. Carlson                None                       Over $100,000

S. Joseph Fortunato              None                       Over $100,000
Frank W. T. LaHaye               None                       Over $100,000
Gordon S. Macklin                None                       Over $100,000



INTERESTED BOARD MEMBERS
-----------------------------

                                                       AGGREGATE DOLLAR RANGE
                                                        OF EQUITY SECURITIES
                                                            IN ALL FUNDS
                                                        OVERSEEN BY THE BOARD
                            DOLLAR RANGE OF EQUITY     MEMBER IN THE FRANKLIN
 NAME OF BOARD MEMBER       SECURITIES IN THE FUND     TEMPLETON FUND COMPLEX
-------------------------------------------------------------------------------
Charles B. Johnson                None                   Over $100,000
Rupert H. Johnson, Jr.            None                   Over $100,000



BOARD COMMITTEES The board maintains two standing committees: the Audit Committee and the Nominating Committee. The Audit Committee is generally responsible for recommending the selection of the Trust's independent auditors, including evaluating their independence and meeting with such accountants to consider and review matters relating to the Trust's financial reports and internal accounting. The Audit Committee is comprised of the following Independent Trustees of the Trust: Frank H. Abbott, III, Robert F. Carlson and Frank W.T. LaHaye. The Nominating Committee is comprised of the following Independent Trustees of the Trust: Frank H. Abbott, III, Harris J. Ashton, Robert F. Carlson, S. Joseph Fortunato, Frank W.T. LaHaye and Gordon S. Macklin.


The Trust's Nominating Committee sets trustees' fees and is responsible for the nomination of trustees to the board. When vacancies arise or elections are held, the Committee considers qualified nominees, including those recommended by shareholders who provide a written request to the board, care of the Trust's address at:

P.O. Box 997151
Sacramento, CA 95899-9983


During the fiscal year ended June 30, 2003, the Audit Committee met five times and the Nominating Committee did not meet.


ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

(a) As of October 2, 2003, the principal shareholders of the Funds, beneficial or of record, were as follows:


NAME AND ADDRESS                                     PERCENTAGE (%)
-----------------------------------------------------------------------
MONEY FUND


Money Market Portfolio                                   54.46
10600 White Rock Rd.
Ranch Cordova, CA 95670-6032

Franklin Money Fund                                      37.94
10600 White Rock Rd.
Ranch Cordova, CA 95670-6032

U.S. SECURITIES FUND

Franklin U.S. Government Securities                     35.07
 Money Market Portfolio
10600 White Rock Rd.
Ranch Cordova, CA 95670-6032

Franklin Federal Money Fund                             64.92
10600 White Rock Rd.
Ranch Cordova, CA 95670-6032

Each of the above-listed entities could be deemed to control the respective Fund, as that term is defined under the Investment Company Act of 1940. Franklin Money Fund and Franklin Federal Money Fund were both organized as California corporations and Money Market Portfolio and Franklin U.S. Government Securities Money Market Portfolio are series of Institutional Fiduciary Trust, which was organized as a Massachusetts business trust. They are located at the address of the registrant set forth on the cover of this amendment to the registration statement.


(b) Except for the companies referred to above, no other person was known to hold beneficially or of record more than 5% of either Fund's outstanding shares.


(c) As of October 2, 2003, the officers and board members did not own of record or beneficially any shares of either Fund. The board members may own shares in other funds in Franklin Templeton Investments.


ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES

MANAGER AND SERVICES PROVIDED Each Fund's manager is Franklin Advisers, Inc. The manager is a wholly owned subsidiary of Resources, a publicly owned company engaged in the financial services industry through its subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of Resources.

The manager provides investment research and portfolio management services, and selects the securities for the Fund to buy, hold or sell. The manager also selects the brokers who execute the Fund's portfolio transactions. The manager provides periodic reports to the board, which reviews and supervises the manager's investment activities. To protect the Fund, the manager and its officers, directors and employees are covered by fidelity insurance.


The manager and its affiliates manage numerous other investment companies and accounts. The manager may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by the manager on behalf of the Fund. Similarly, with respect to the Fund, the manager is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that the manager and access persons, as defined by applicable federal securities laws, may buy or sell for its or their own account or for the accounts of any other fund. The manager is not obligated to refrain from investing in securities held by the Fund or other funds it manages. Because the manager is a subsidiary of a financial holding company (FHC) under the Gramm-Leach-Bliley Act of 1999, federal regulations applicable to FHCs may limit or restrict the Fund's ability to acquire or hold a position in a given security when it might otherwise be advantageous for the Fund to acquire or hold that security.


Each Fund, its manager and principal underwriter have each adopted a code of ethics, as required by federal securities laws. Under the code of ethics, employees who are designated as access persons may engage in personal securities transactions, including transactions involving securities that are being considered for the Fund or that are currently held by the Fund, subject to certain general restrictions and procedures. The personal securities transactions of access persons of the Fund, its manager and principal underwriter will be governed by the code of ethics. The code of ethics is on file with, and available from, the Securities and Exchange Commission (SEC).

During the past fiscal year, the board, including a majority of noninterested or independent trustees, approved renewal of the Fund's management agreement. In reaching this decision, the board took into account information furnished throughout the year at regular board meetings, as well as information specifically furnished for a board meeting held annually to specifically consider such renewal. Information furnished throughout the year included reports on the Fund's investment performance, expenses, portfolio composition and sales and redemptions, along with related financial statements, information about the scope and quality of services provided by the manager and its affiliates, as well as periodic reports relating to compliance with the Fund's investment policies and restrictions. The information furnished annually to the board also included special reports prepared by an independent third party analyst comparing the Fund's investment performance, and expenses with those of other mutual funds deemed comparable to the Fund as selected by the independent third party analyst as well as information relating to the manager's profitability.

In considering such material, the independent board members received assistance and advice from and met separately with independent counsel. Based upon its review of such material and information together with such other information as it deemed relevant, the board, including a majority of independent trustees, concluded that continuance of the management agreement was appropriate and in the best interest of Fund shareholders. In reaching this decision, the board took into account a combination of factors, including the following:

o    PERFORMANCE. Performance of the Money Fund and U.S. Securities
     Fund was considered in reference to a peer group of institutional money market funds and institutional U.S. Treasury money market funds, respectively, as selected by the independent third party analyst.

o EXPENSES. In considering the reasonableness of expenses, consideration was given to the advisory fee level and breakpoints charged the Money Fund and U.S. Securities Fund in relation to those within the relevant peer groups of institutional money market funds and institutional U.S. Treasury money market funds, respectively, as selected by the independent third party analyst. Emphasis is placed on the Funds' overall comparative expense ratio within such peer group in view of the various other functions, such as transfer agency and shareholder servicing provided the Funds under separate agreements with the manager and its affiliates, and the manager's management of custodian relationships. ecognition was given to costs resulting from the fact that the Funds largely function as a temporary investment vehicle for investors within the Franklin Templeton family of funds.

o QUALITY OF SERVICES. In considering the scope and quality of investment management services, consideration was given to the manager's continuing need to attract and retain qualified investment management staff, the portfolio research and management process, and the record of compliance with Fund investment policies and restrictions, as well as the Code of Ethics which governs personal securities trading by Fund management. Consideration was also given to the scope and quality of the various other functions, such as underwriting, transfer agency and shareholder servicing provided the Fund under separate agreements with the manager and its affiliates. In performing this evaluation, the board considers factors such as the level of expenditures in and improvements and enhancements of services provided, as well as data and reports evidencing or measuring the various levels of services provided. In addition to third party data and reports, the trustees, all of whom have significant investments in one or more of the Franklin Templeton family of funds, check on and informally report from time to time on, the level of service personally experienced by them as shareholders. The board also considered the benefit to Fund shareholders of investing in a fund that is part of a large family of funds offering a variety of investment choices and shareholder services.


o MANAGER'S PROFITABILITY. The trustees considered the manager's level of profitability in providing management and other services to the Franklin Templeton funds, including the Fund. In doing so, the trustees considered materials and reports prepared annually by the manager that address profitability from its overall U.S. fund business, as well as from services provided the individual funds, including the Fund. The board reviews and discusses in detail the basis on which such reports are prepared and reviews the reasonableness of the cost allocation methodology utilized with the Fund's independent auditors. The board also considers the extent to which the manager may potentially achieve economies of scale and possibly derive other ancillary benefits from Fund operations, including the allocation of Fund brokerage and the use of "soft" commission dollars to pay for research and other similar services. The trustees also considered the manager's profitability in comparison with available industry data.


MANAGEMENT FEES Each Fund pays the manager a fee equal to an annual rate of 0.15%.

The fee is computed at the close of business each day.

For the last three fiscal years ended June 30, the Funds paid the following management fees:


                                          MANAGEMENT FEES PAID ($)
                              -----------------------------------------------
                                2003             2002              2001
------------------------------------------------------------------------------
MONEY FUND/1/                 7,691,904        7,102,607        5,906,814
U.S. SECURITIES FUND/2/         297,052          294,523          272,844


1. For the fiscal years ended 2003, 2002 and 2001, management fees, before any advance waiver, totaled, $7,877,475, $7,371,088 and $6,158,676, respectively. Under an agreement by the manager to limit its fees, the Fund paid the management fees shown.

2. For the fiscal years ended 2003, 2002, and 2001, management fees, before any advance waiver, totaled, $322,526, $322,365, and $299,761, respectively. Under an agreement by the manager to limit its fees, the Fund paid the management fees shown.


SHAREHOLDER SERVICING AND TRANSFER AGENT Franklin Templeton Investor Services, LLC (Investor Services) is the Fund's shareholder servicing agent and acts as the Fund's transfer agent and dividend-paying agent. Investor Services is located at One Franklin Parkway, San Mateo, CA 94403-1906. Please send all correspondence to Investor Services to P.O. Box 33096, St. Petersburg, FL 33716-1205.


Investor Services receives a fee for servicing Fund shareholder accounts. The Fund also will reimburse Investor Services for certain out-of-pocket expenses necessarily incurred in servicing the shareholder accounts in accordance with the terms of its servicing contract with the Fund.

The Fund may also pay servicing fees to certain financial institutions that (i) maintain omnibus accounts with the Fund in the institution's name on behalf of numerous beneficial owners of Fund shares who are either direct clients of the institution or are participants in an employer sponsored retirement plan for which the institution, or its affiliate, provides participant level record keeping services (called "Beneficial Owners"); or (ii) provide support for Fund shareholder accounts by sharing account data with Investor Services through the National Securities Clearing Corporation (NSCC) networking system. In addition to servicing fees received from the Fund, these financial institutions also may charge a fee for their services directly to their clients. Investor Services will also receive a fee from the Fund for services provided in support of Beneficial Owners and NSCC networking system accounts.

CUSTODIAN Bank of New York, Mutual Funds Division, 100 Church Street, New York, NY 10286, acts as custodian of the Funds' securities and other assets.


AUDITOR PricewaterhouseCoopers LLP, 333 Market Street, San Francisco, CA 94105, is the Funds' independent auditor. The auditor gives an opinion on the financial statements included in the Trust's Annual Report to Shareholders and reviews the Trust's registration statement filed with the SEC.

16. BROKERAGE ALLOCATION AND OTHER POLICIES

Since most purchases by the Funds are principal transactions at net prices, the Funds incur little or no brokerage costs. The Funds deal directly with the selling or buying principal or market maker without incurring charges for the services of a broker on its behalf, unless it is determined that a better price or execution may be obtained by using the services of a broker. Purchases of portfolio securities from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers will include a spread between the bid and ask prices. The Funds seek to obtain prompt execution of orders at the most favorable net price. Transactions may be directed to dealers in return for research and statistical information, as well as for special services provided by the dealers in the execution of orders.

It is not possible to place a dollar value on the special executions or on the research services the manager receives from dealers effecting transactions in portfolio securities. The allocation of transactions to obtain additional research services allows the manager to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs of other securities firms. As long as it is lawful and appropriate to do so, the manager and its affiliates may use this research and data in their investment advisory capacities with other clients. If the Funds' officers are satisfied that the best execution is obtained, the sale of Fund shares, as well as shares of other funds in Franklin Templeton Investments, also may be considered a factor in the selection of broker-dealers to execute the Funds' portfolio transactions.

If purchases or sales of securities of the Funds and one or more other investment companies or clients supervised by the manager are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by the manager, taking into account the respective sizes of the funds and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Funds are concerned. In other cases it is possible that the ability to participate in volume transactions may improve execution and reduce transaction costs to the Funds.


During the fiscal years ended June 30, 2003, 2002 and 2001, the Funds did not pay any brokerage commissions.

As of June 30, 2003, Money Fund owned the following securities issued by its regular broker-dealers:


                                         AGGREGATE VALUE OF
                                             PORTFOLIO
                                          TRANSACTIONS ($)
--------------------------------------------------------------------
Barclay Investments Inc                    136,134,156
UBS Warburg                                150,001,205



Except as noted, the Funds did now own securities issued by their regular broker-dealers as of the end of the fiscal year.

17. CAPITAL STOCK AND OTHER SECURITIES


The Funds are diversified series of The Money Market Portfolios (Trust), an open-end management investment company, commonly called a mutual fund. The Trust was organized as a Delaware statutory trust (a form of entity formerly known as a business trust) on June 16, 1992, and is registered with the SEC.


The Trust does not intend to hold annual shareholder meetings. The Trust or a series of the Trust may hold special meetings, however, for matters requiring shareholder approval. A meeting may be called by the board to consider the removal of a board member if requested in writing by shareholders holding at least 10% of the outstanding shares. In certain circumstances, we are required to help you communicate with other shareholders about the removal of a board member. A special meeting also may be called by the board in its discretion.

18. PURCHASE, REDEMPTION, AND PRICING OF SHARES

PRICING SHARES The value of a mutual fund is determined by deducting the fund's liabilities from the total assets of the portfolio. The net asset value (NAV) per share is determined by dividing the NAV of the fund by the number of shares outstanding.

Each Fund calculates its NAV at 3:00 p.m. Pacific time, each day the New York Stock Exchange (NYSE) is open and, alternatively, if the NYSE is closed (other than for a national holiday or weekend), on each day that the U.S. government securities markets are open and the manager determines that there is sufficient liquidity in those markets, by dividing its net assets by the numbers of shares outstanding. National holidays include New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The valuation of each Fund's portfolio securities, including any securities set aside on the Fund's books for when-issued securities, is based on the amortized cost of the securities, which does not take into account unrealized capital gains or losses. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in calculation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Funds would receive if it sold the instrument. During periods of declining interest rates, the daily yield on shares of the Funds computed as described above may tend to be higher than a like computation made by a Fund with identical investments but using a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments. Thus, if the use of amortized cost by the Fund resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the Funds would be able to obtain a somewhat higher yield than would result from an investment in a fund using only market values, and existing investors in the Funds would receive less investment income. The opposite would be true in a period of rising interest rates.

The Funds' use of amortized cost, which helps the Funds maintain a $1 share price, is permitted by a rule adopted by the SEC.

The board has established procedures designed to stabilize, to the extent reasonably possible, each Fund's price per share at $1, as computed for the purpose of sales and redemptions. These procedures include a review of the Fund's holdings by the board, at such intervals as it may deem appropriate, to determine if the Fund's net asset value calculated by using available market quotations deviates from $1 per share based on amortized cost. The extent of any deviation will be examined by the board. If a deviation exceeds 1/2 of 1%, the board will promptly consider what action, if any, will be initiated. If the board determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, it will take corrective action that it regards as necessary and appropriate, which may include selling portfolio instruments before maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends, redeeming shares in kind, or establishing a net asset value per share by using available market quotations.

REDEMPTIONS IN KIND Each Fund has committed itself to pay in cash (by check) all requests for redemption by any shareholder of record, limited in amount, however, during any 90-day period to the lesser of $250,000 or 1% of the value of the Fund's net assets at the beginning of the 90-day period. This commitment is irrevocable without the prior approval of the SEC. In the case of redemption requests in excess of these amounts, the board reserves the right to make payments in whole or in part in securities or other assets of the Fund, in case of an emergency, or if the payment of such a redemption in cash would be detrimental to the existing shareholders of the Fund. In these circumstances, the securities distributed would be valued at the price used to compute the Fund's net assets and you may incur brokerage fees in converting the securities to cash.

ITEM 19. TAXATION OF THE FUND

DISTRIBUTIONS OF NET INVESTMENT INCOME Each Fund receives income generally in the form of interest on its investments. Each Fund may also earn taxable income from temporary investments, the discount on stripped obligations or their coupons, income from securities loans or other taxable transactions, ordinary income from the sale of market discount bonds and net short-term capital gains from the sale or other disposition of its portfolio securities. This income, less expenses incurred in the operation of the Fund, constitutes the Fund's net investment income from which dividends may be paid to the shareholders. This income will be taxable as ordinary income. Because each Fund is a money fund, neither Fund anticipates realizing any long-term capital gains.


INFORMATION ON THE TAX CHARACTER OF DIVIDENDS The Fund will inform you of the amount of your dividends at the time they are paid, and will advise you of their tax status for federal income tax purposes shortly after the close of each calendar year. Dividends declared in December but paid in January are taxable to you as if paid in December.


MAINTAINING A $1 SHARE PRICE Gains and losses on the sale of portfolio securities and unrealized appreciation or depreciation in the value of these securities may require a Fund to adjust distributions to maintain its $1 share price. These procedures may result in under- or over-distributions by a Fund of its net investment income.

INVESTMENTS IN FOREIGN SECURITIES (MONEY FUND ONLY) The next two paragraphs describe tax considerations that are applicable to funds that invest in foreign securities. These considerations apply to the Money Fund.

EFFECT OF FOREIGN WITHHOLDING TAXES. The Money Fund may be subject to foreign withholding taxes on income from certain foreign securities.

EFFECT OF FOREIGN DEBT INVESTMENTS AND HEDGING ON DISTRIBUTIONS. Most foreign exchange gains realized on the sale of debt securities are treated as ordinary income by the Money Fund. Similarly, foreign exchange losses realized on the sale of debt securities generally are treated as ordinary losses. These gains when distributed are taxable to the Money Fund as ordinary income, and any losses reduce the Fund's ordinary income otherwise available for distribution to the shareholders of the Money Fund.

Either or both of these treatments could increase or decrease the Money Fund's ordinary income distributions.

ELECTION TO BE TAXED AS A REGULATED INVESTMENT COMPANY Each Fund has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code (Code). Each has qualified as a regulated investment company for its most recent fiscal year, and intends to continue to qualify during the current fiscal year. As a regulated investment company, a Fund generally pays no federal income tax on the income and gains it distributes to you. The board reserves the right not to maintain the qualification of the Fund as a regulated investment company if it determines this course of action to be beneficial to shareholders. In that case, the Fund would be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions would be taxed as ordinary income dividends to the extent of the Fund's earnings and profits.

o EXCISE TAX DISTRIBUTION REQUIREMENTS To avoid federal excise taxes, each Fund intends to declare and pay out its income currently, but can give no assurances that its distributions will be sufficient to eliminate all federal excise taxes.


SALES OF FUND SHARES Sales and exchanges of Fund shares are taxable transactions for federal and state income tax purposes. Because each Fund tries to maintain a stable $1 share price, there should be no capital gains or losses on the sale of Fund shares.


DIVIDENDS-RECEIVED DEDUCTION FOR CORPORATIONS Because each Fund's income is derived primarily from interest rather than dividends, generally none of its distributions will be eligible for the corporate dividends-received deduction.

INVESTMENT IN COMPLEX SECURITIES Each Fund may invest in securities issued or purchased at a discount that may require it to accrue and distribute income not yet received. In order to generate sufficient cash to make these distributions, the Fund may be required to sell securities in its portfolio that it otherwise might have continued to hold. These rules could affect the amount, timing and tax character of income distributed to the shareholders.

ITEM 20. UNDERWRITERS

     Not Applicable

ITEM 21. CALCULATION OF PERFORMANCE DATA

     Not Applicable

ITEM 22. FINANCIAL STATEMENTS


The audited financial statements and auditor's report in the Trust's Annual Report to Shareholders, for the fiscal year ended June 30, 2003, are incorporated herein by reference.

















                          THE MONEY MARKET PORTFOLIOS

                                   FORM N-1A

                           PART C: OTHER INFORMATION

      ITEM 23. EXHIBITS.

           The following exhibits are incorporated by reference to the previous filed document indicated below, except as noted.

           (A)  ARTICLES OF INCORPORATION

                (i)  Agreement and Declaration of Trust dated June 16, 1992
                     Filing: Amendment No. 6 to Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 31, 1995

                (ii) Certificate of Amendment of Agreement and Declaration of
                     Trust of The Money Market Portfolios dated July 19, 2001
                     Filing: Amendment No. 12 to Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 29, 2001

                (iii)Certificate of Trust dated June 16, 1992
                     Filing: Amendment No. 6 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 31, 1995

           (B)  BY-LAWS

                (i)  By-Laws
                     Filing: Amendment No. 6 to Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 31, 1995

                (ii) Amendment to By-Laws dated April 19, 1994
                     Filing: Amendment No. 10 to Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 30, 1999

                (iii) Amendment to By-Laws dated October 10, 2002

           (C)  INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS

                Not Applicable

           (D)  INVESTMENT ADVISORY CONTRACTS

                (i) Management Agreement between Registrant and Franklin Advisers, Inc. dated August 27, 1992 Filing: Amendment No. 6 to Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 31, 1995

                (ii) Amendment to Management Agreement dated August 1, 1995 to the Management Agreement dated August 27, 1992 Filing:
                     Amendment No. 7 to Registration Statement on Form N-1A File No. 811-7038
                     Filing Date: October 30, 1996

           (E)  UNDERWRITING CONTRACTS

                Not Applicable

           (F)  BONUS OR PROFIT SHARING CONTRACTS

                Not Applicable

           (G)  CUSTODIAN AGREEMENTS

                (i) Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996 Filing: Amendment No. 7 to Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 30, 1996

                (ii) Amendment dated May 7, 1997 to Master Custody Agreement dated February 16, 1996 between Registrant and Bank of New York Filing: Amendment No. 8 to Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 30, 1997

                (iii)Amendment to Master Custody Agreement dated February 27,
                     1998
                     Filing: Amendment No. 10 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 30, 1999

                (iv) Amendment dated September 2, 2003, to
                     Exhibit A of the Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996

                (v) Terminal Link Agreement between Registrant and Bank of New York dated February 16, 1996 Filing: Amendment No. 7 to Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 30, 1996


           (H)  OTHER MATERIAL CONTRACTS

                Not Applicable.

           (I)  LEGAL OPINION

                Not Applicable

           (J)  OTHER OPINIONS

                Not Applicable

           (K)  OMITTED FINANCIAL STATEMENTS

                Not Applicable

           (L)  INITIAL CAPITAL AGREEMENTS

                (i)  Letters of Understanding dated July 22, 1992 Filing:
                     Amendment No. 6 to Registration Statement on Form N-1A File No. 811-7038
                     Filing Date: October 31, 1995

           (M)  RULE 12B-1 PLAN

                Not Applicable

           (N)  RULE 18F-3 PLAN

                Not Applicable

(P)   Code of Ethics

                (i) Code of Ethics dated May 2003

(Q)   Power of Attorney

        (i) Power of Attorney dated November 2002

ITEM 24   PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

           None

ITEM 25   INDEMNIFICATION

      Reference is made to Article VI of the Registrant's By-Laws (Exhibit b). Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Notwithstanding the provisions contained in the Registrant's By-Laws, in the absence of authorization by the appropriate court on the merits pursuant to
Section 5 of Article VI of said By-Laws, any indemnification under said Article shall be made by Registrant only if authorized in the manner provided in either subsection (a) or (b) of Section 6 of Article VI.

ITEM 26   BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

      The officers and directors of Franklin Advisers, Inc. (Advisers), Registrant's manager, also serve as officers and/or directors/trustees for (1) Advisers' corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in Franklin Templeton Investments. For additional information please see Part B and Schedules A and D of Form ADV of Advisers (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of Advisers and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

ITEM 27   PRINCIPAL UNDERWRITERS

           Not Applicable

ITEM 28   LOCATIONS OF ACCOUNTS AND RECORDS

      The accounts, books or other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940 are kept by the Fund of its shareholder services agent, Franklin Templeton Investor Services LLC, both of whose address is One Franklin Parkway, San Mateo, CA 94403-1906.

ITEM 29   MANAGEMENT SERVICES

      There are no management-related service contracts not discussed in Part A or Part B.

ITEM 30   UNDERTAKING

      Not Applicable

                                   SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Mateo and the State of California, on the 29th day of October, 2003.


                           THE MONEY MARKET PORTFOLIOS
                     (Registrant)


                         By:  /s/David P. Goss
                                 Vice President



                          THE MONEY MARKET PORTFOLIOS
                            REGISTRATION STATEMENT
                                 EXHIBIT INDEX

 EXHIBIT NO.            DESCRIPTION                        LOCATION

 EX-99.(a)(i)           Agreement and Declaration of          *
                        Trust of The Money Market
                        Portfolios dated June 16, 1992

 EX-99.(a)(ii)          Certificate of Amendment of           *
                        Agreement and Declaration
                        of Trust of The Money Market
                        Portfolios

 EX-99.(a)(iii)         Certificate of Trust of The           *
                        Money Market Portfolios dated
                        June 16, 1992

 EX-99.(b)(i)           By-Laws                               *

 EX-99.(b)(ii)          Amendment to By-Laws dated            *
                        April 19, 1994

EX-99.(b)(iii)          Amendment to By-Laws dated            Attached
                        October 10, 2002

 EX-99.(c)(i)           Management Agreement between          *
                        Registrant and Franklin Advisers,
                        Inc. dated August 27, 1992

 EX-99.(c)(ii)          Amendment to Management               *
                        Agreement dated August 1, 1995
                        to the Management Agreement
                        dated August 27, 1995

 EX-99.(g)(i)           Master Custody Agreement              *
                        between Registrant and Bank
                        of New York dated February 16, 1996

 EX-99.(g)(ii)          Amendment dated May 7, 1997 to        *
                        the Master Custody Agreement
                        dated February 16, 1996 between
                        Registrant and Bank of New York

 EX-99.(g)(iii)         Amendment to Master Custody           *
                        Agreement dated February 27, 1998

 EX-99.(g)(iv)          Amendment dated September 2, 2003    Attached
                        to Exhibit A of the Master Custody
                        Agreement between Registrant
                        and Bank of New York dated
                        February 16, 1996

 EX-99.(g)(v)           Terminal Link Agreement between       *
                        Registrant and Bank of New York
                        dated February 16, 1996

 EX-99.(l)(i)           Letter of Understanding dated         *
                        July 22, 1992

 EX-99.(p)(i)           Code of Ethics dated May 2003       Attached

 EX-99.(q)(i)           Power of Attorney dated             Attached
                        November  2002

*  Incorporated by reference